UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2018

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Upon the recommendation of the Nominating and Corporate Governance Committee of Altair Engineering Inc. (the “Company” or “Altair”), the Board of Directors of Altair (the “Board”) appointed Mary C. Boyce, age 59, to serve as a director, effective April 1, 2018. Ms. Boyce will hold this position until the 2018 annual meeting of the Company’s shareholders or until her successor is elected and qualified, subject to her earlier resignation or removal.

Mary C. Boyce is Dean of The Fu Foundation School of Engineering and Applied Science at Columbia University in the City of New York, where she is also the Morris A. and Alma Schapiro Professor of Engineering. Prior to joining Columbia, Dean Boyce served on the faculty of the Massachusetts Institute of Technology (MIT) for over 25 years, leading the Mechanical Engineering Department from 2008 to 2013. She holds a BS degree in engineering science and mechanics from Virginia Tech, and MS and PhD degrees in mechanical engineering from MIT.

Dean Boyce’s research focuses on materials and mechanics, particularly in the areas of multi-scale and nonlinear mechanics of polymers and soft composites, and her work has been documented in over 170 archival journal articles spanning materials, mechanics, and physics. She has mentored over 40 M.S. thesis students and over 25 Ph.D. students and has been widely recognized for her scholarly contributions, including election as a fellow of the American Society of Mechanical Engineers, the American Academy of Arts and Sciences, and the National Academy of Engineering. Boyce leads the education and research mission of Columbia Engineering with more than 200 faculty, 1500 undergraduate students, 2500 graduate students, and 100 postdoctoral fellows.

The Company believes Ms. Boyce is qualified to serve on the Board because of her extensive leadership experience and because she is a distinguished engineer and academic leader in the field of engineering.

Ms. Boyce will be entitled to an annual retainer of $40,000. If she is named to any Board committees, she will also be entitled to receive fees associated with committee participation. In addition, she will receive an initial restricted stock unit award for 10,000 shares of the Company’s Class A common stock upon joining the Board. It is anticipated that Ms. Boyce will also be awarded an annual restricted stock unit award for 3,000 shares of the Company’s Class A common stock as of the date of the Company’s annual meeting of stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Altair Engineering Inc. dated April 3, 2018, furnished hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR ENGINEERING INC.

Dated: April 3, 2018	By:	/s/ Howard N. Morof
Name: Howard N. Morof
Title: Chief Financial Officer